EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Jerry S. Buckley (Media)
(856) 342-6007
Leonard F. Griehs (Analysts)
(856) 342-6428

CAMPBELL REPORTS SECOND QUARTER EARNINGS PER SHARE OF $.57, EVEN WITH YEAR AGO
NET SALES INCREASE 6 PERCENT; U.S. CONDENSED SOUP SALES
RISE 4 PERCENT

     CAMDEN, NJ, February 18, 2005—Campbell Soup Company (NYSE: CPB) today reported diluted earnings per share for the second quarter ended January 30, 2005 of $.57, even with the year-ago quarter.

     For the second quarter, net sales rose 6 percent to $2.2 billion, reflecting the following factors:

•	Volume and mix added 4 percent

•	Price and sales allowances added 1 percent

•	Increased promotional spending subtracted 1 percent

•	Currency added 2 percent

     Net earnings for the second quarter of fiscal 2005 were $235 million, even with a year earlier.

     Diluted earnings per share for the first half of fiscal 2005 were $1.13, up 5 percent versus $1.08 a year ago.

     Net sales were $4.3 billion for the first half of fiscal 2005, an increase of 8 percent compared with the year-ago period, reflecting the following factors:

•	Volume and mix added 6 percent

•	Price and sales allowances added 1 percent

•	Increased promotional spending subtracted 1 percent

•	Currency added 2 percent

     For the first half of fiscal 2005, the company reported net earnings of $465 million versus $446 million a year earlier, an increase of 4 percent.

     Douglas R. Conant, Campbell’s President and Chief Executive Officer, said, “At the halfway mark in the year, we are pleased with our overall company performance. Our U.S. Soup business increased sales 6 percent for the first half of fiscal 2005, with condensed, ready-to-serve, and broth all experiencing growth. We are especially pleased with the strong sales growth in condensed soup, which is up 7 percent for the first half, the best performance in many years. Our continuing investment in product quality, new products and packaging, improved marketing, and retail execution is driving this performance. While the cost of these investments and materials inflation has impacted our U.S. Soup profit margins, our recently announced price increase, effective at the end of February, will help to improve the profitability of U.S. Soup.”

     Conant continued, “The balance of our portfolio has delivered excellent performance for the first half. Particularly noteworthy have been the outstanding top and bottom line performances of Pepperidge Farm and Away From Home in the U.S. From an overall financial perspective, we continue to strengthen our balance sheet with the reduction of our debt, leveraging our strong cash flow generation.”

     The company confirmed its fiscal 2005 guidance for earnings per share to increase between 5 and 7 percent, excluding restructuring charges, from the adjusted fiscal year 2004 base of $1.58.

Summary of Fiscal 2005 Second Quarter Results By Segment

U.S. Soup, Sauces and Beverages

     Sales for U.S. Soup, Sauces and Beverages were $956 million, a 1 percent increase compared with a year ago. Operating earnings of $216 million were down 12 percent compared with the year-ago quarter, due to increased trade promotion and advertising and higher materials costs, partially offset by productivity savings and lower administrative expenses. A breakdown of the change in sales follows:

•	Volume and mix added 3 percent

•	Increased promotional spending subtracted 2 percent

     Soup sales for the quarter declined 1 percent, with condensed soup sales up 4 percent, ready-to-serve soup sales down 9 percent, and broth sales up 15 percent.

     Further details of sales results include the following:

•	Both condensed eating and cooking soup sales rose in the quarter. Eating soup achieved solid sales growth in part due to the combination of successful merchandising and kids promotional marketing programs, as well as increased advertising. Condensed cooking soup sales grew behind strong holiday promotion performance and the introduction of three new Southwestern-style cooking soups. “Campbell’s” condensed cooking and eating soups continue to benefit from the installation of gravity-feed shelving systems, which are now in more than 11,000 stores.

•	Sales of ready-to-serve soups were adversely impacted in part by a shift between first and second quarter promotional spending and marketing programs, as well as the comparison to a very strong sales quarter a year ago. For the first half, sales of ready-to-serve soups have increased 3 percent. Performance of the convenience soup platform in the quarter was flat compared with a year earlier, with sales gains in ready-to-serve microwaveable bowls offset by a decline in “Campbell’s Soup at Hand” sippable soup sales.

Highlights of this segment’s other businesses include:

•	After a successful introduction in the first quarter, “Campbell’s Chunky” chili continues to perform well in the marketplace. In January, “Campbell’s Chunky” chili introduced two varieties in microwaveable bowls.

•	“Campbell’s SpaghettiOs” pasta sales increased significantly as the business continues to benefit from the conversion to the “Campbell’s” brand supported by increased advertising.

•	While the “Prego” pour-over business continued to achieve increased volume as category trends improve, overall sales declined in the quarter due to lower sales of “Prego” pasta bake products.

•	Sales of “Pace” Mexican sauces increased in the quarter.

•	“V8” vegetable juice and “Campbell’s” tomato juice sales increased in the quarter, while sales of “V8 Splash” juice beverage declined.

     For the first half of fiscal 2005, sales increased 5 percent to $2.0 billion. Operating earnings decreased 4 percent to $491 million, as the benefit of higher sales and productivity gains were more than offset by increased trade promotion and advertising, and higher materials costs.

Baking and Snacking

     Sales for Baking and Snacking were $433 million, a 9 percent increase compared with a year ago. Operating earnings increased 12 percent to $47 million compared with the year-ago quarter, as the impact of pricing and higher volume was partially offset by increased marketing and commodity cost inflation.

     A breakdown of the change in sales follows:

•	Volume and mix added 5 percent

•	Price and sales allowances added 4 percent

•	Increased promotional spending subtracted 1 percent

•	Currency added 1 percent

     Further details of sales results include the following:

•	Pepperidge Farm experienced strong sales across all three of its business segments: bakery, cookies and crackers, and frozen.

•	Sales of fresh bread and bakery products were up double digits. Top performers included “Pepperidge Farm” wheat and grain breads, as well as “Pepperidge Farm” Carb Style breads and rolls. Pepperidge Farm continued to successfully expand distribution of its lines of bagels and English muffins.

•	“Pepperidge Farm” cookie sales rose on the strength of a successful holiday season, and the introduction of a new line of sugar-free cookies and four new varieties of soft-baked cookies. “Goldfish” snack cracker sales also increased.

•	Increased marketing for three new varieties of “Pepperidge Farm” premium pot pies drove outstanding sales growth in the frozen segment.

•	Arnott’s sales rose, driven by currency, as well as volume and pricing gains in biscuits and salty snacks. Strong promotional activity and new product introductions also contributed to growth.

     For the first half of fiscal 2005, sales increased 8 percent to $882 million. Operating earnings increased 11 percent to $93 million, driven by pricing and higher volume, partially offset by higher materials costs.

International Soup and Sauces

     Sales for International Soup and Sauces were $502 million, a 10 percent increase compared with the second quarter of fiscal 2004. Operating earnings increased 8 percent to $70 million, primarily due to the favorable impact of currency.

     A breakdown of the change in sales follows:

•	Volume and mix added 4 percent

•	Increased promotional spending subtracted 1 percent

•	Currency added 7 percent

     Further details of sales results include the following:

•	Sales were up in Europe, primarily due to currency. In addition, businesses in the U.K., France and Belgium delivered growth from volume and mix improvement.

•	Sales in Asia Pacific were also up, driven by significant volume growth in the region.

•	In Canada, sales increased due to the favorable impact of currency.

     For the first half of fiscal 2005, sales increased 9 percent to $918 million. Operating earnings increased 6 percent to $125 million, primarily due to the favorable impact of currency.

Other

     The balance of the portfolio includes the Godiva Chocolatier business worldwide and the Away From Home business in the U.S. and Canada.

     Sales grew 12 percent to $332 million compared with the same period a year ago. Operating earnings of $72 million were up 14 percent versus the prior year, primarily due to the strong sales growth. Last year’s operating earnings included a gain of $4 million from an insurance settlement to cover the loss of two Godiva stores destroyed during the events of September 11, 2001.

     A breakdown of the change in sales follows:

•	Volume and mix added 7 percent

•	Price and sales allowances added 4 percent

•	Currency added 1 percent

     Further details include the following:

•	Godiva Chocolatier sales rose on strong performance in all channels in North America — retail, wholesale, and direct. Same-store sales were up double digits in North America, as the implementation of stronger merchandising, increased advertising and promotional activity, and new product introductions drove increased traffic to Godiva stores.

•	Away From Home sales grew significantly due to the strong performance of refrigerated soups.

     For the first half of fiscal 2005, sales increased 12 percent to $564 million. Operating earnings increased 11 percent to $94 million, consistent with strong sales growth.

Non-GAAP Financial Information

     A reconciliation of the adjusted fiscal year 2004 earnings per share to the reported earnings per share is attached to this release and can also be found on the company’s website at www.campbellsoupcompany.com in the “Investor Center” section.

Conference Call

     The company will host a conference call to discuss these results on February 18 at 10:00 a.m. Eastern Standard Time. U.S. participants may access the call at 1-877-601-3546 and non-U.S. participants at 1-210-234-0002. Participants should call at least five minutes prior to the starting time. The passcode is “Campbell Soup” and the conference leader is Len Griehs. The call will also be broadcast live over the Internet at www.campbellsoupcompany.com and can be accessed by clicking on the “Webcast”

banner. A recording of the call will be available approximately two hours after it is completed through midnight February 25, 2005 at 1-866-393-0852 or 1-203-369-0428.

Forward-Looking Statements

     This release contains “forward-looking statements” which reflect the company’s current expectations about its future plans and performance, including statements concerning the impact of marketing investments and strategies, new product introductions, cost-saving initiatives and quality improvement on sales, earnings and margins. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the company. Please refer to the company’s most recent Form 10-K and subsequent filings for a further discussion of these risks and uncertainties. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Reporting Segments

     Beginning in fiscal year 2005, Campbell Soup Company earnings results are reported for the following segments:

     U.S. Soup, Sauces and Beverages, which includes the following retail businesses: “Campbell’s” brand condensed and ready-to-serve soups, “Swanson” broth and canned poultry businesses, “Prego” pasta sauce, “Pace” Mexican sauce, “Campbell’s Chunky” chili, “Campbell’s” canned pasta, gravies and beans, “Campbell’s Supper

Bakes” meal kits, “V8” vegetable juices, “V8 Splash” juice beverages, and “Campbell’s” tomato juice.

     Baking and Snacking, which includes the following businesses: “Pepperidge Farm” cookies, crackers, breads and frozen products in U.S. retail, “Arnott’s” biscuits in Australia and Asia Pacific, and “Arnott’s” salty snacks in Australia.

     International Soup and Sauces, which includes the soup, sauce and beverage businesses outside of the United States, including Canada, Europe, Mexico, Latin America, and the Asia Pacific region.

     Other, which includes the Godiva Chocolatier business worldwide and the Away From Home business in the U.S. and Canada.

About Campbell Soup Company

     Campbell Soup Company is a global manufacturer and marketer of high quality soup, sauce, beverage, baking, biscuit, confectionery and prepared food products. The Company is 135 years old, with over $7 billion in annual sales and a portfolio of more than 20 market-leading brands. For more information on the company, visit Campbell’s website on the Internet at www.campbellsoupcompany.com.

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CAMPBELL SOUP COMPANY CONSOLIDATED
STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	THREE MONTHS ENDED
	January 30,	February 1,
	2005	2004
Net sales	$2,223	$2,100

Costs and expenses
Cost of products sold	1,321	1,212
Marketing and selling expenses	362	340
Administrative expenses	129	136
Research and development expenses	24	21
Other (income) / expenses	(2)	2

Total costs and expenses	1,834	1,711

Earnings before interest and taxes	389	389
Interest, net	45	42

Earnings before taxes	344	347
Taxes on earnings	109	112

Net earnings	$235	$235

Per share — basic
Net earnings	$.57	$.57

Dividends	$.17	$.1575

Weighted average shares outstanding — basic	409	411

Per share — assuming dilution
Net earnings	$.57	$.57

Weighted average shares outstanding — assuming dilution	414	412

CAMPBELL SOUP COMPANY CONSOLIDATED
STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	SIX MONTHS ENDED
	January 30,	February 1,
	2005	2004
Net sales	$4,314	$4,009

Costs and expenses
Cost of products sold	2,566	2,320
Marketing and selling expenses	676	633
Administrative expenses	258	259
Research and development expenses	44	42
Other expenses	—	12

Total costs and expenses	3,544	3,266

Earnings before interest and taxes	770	743
Interest, net	89	85

Earnings before taxes	681	658
Taxes on earnings	216	212

Net earnings	$465	$446

Per share — basic
Net earnings	$1.14	$1.08

Dividends	$.34	$.315

Weighted average shares outstanding — basic	409	411

Per share — assuming dilution
Net earnings	$1.13	$1.08

Weighted average shares outstanding — assuming dilution	413	412

CAMPBELL SOUP COMPANY CONSOLIDATED
SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	THREE MONTHS ENDED
	January 30,	February 1,	Percent
	2005	2004	Change
Sales
Contributions:
U.S. Soup, Sauces and Beverages	$956	$950	1%
Baking and Snacking	433	397	9%
International Soup and Sauces	502	457	10%
Other	332	296	12%

Total sales	$2,223	$2,100	6%

Earnings
Contributions:
U.S. Soup, Sauces and Beverages	$216	$246	-12%
Baking and Snacking	47	42	12%
International Soup and Sauces	70	65	8%
Other	72	63	14%

Total operating earnings	405	416	-3%
Unallocated corporate expenses	(16)	(27)

Earnings before interest and taxes	389	389	0%
Interest, net	(45)	(42)
Taxes on earnings	(109)	(112)

Net earnings	$235	$235	0%

Net earnings per share — assuming dilution	$.57	$.57	0%

CAMPBELL SOUP COMPANY CONSOLIDATED
SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	SIX MONTHS ENDED
	January 30,	February 1,	Percent
	2005	2004	Change
Sales
Contributions:
U.S. Soup, Sauces and Beverages	$1,950	$1,850	5%
Baking and Snacking	882	813	8%
International Soup and Sauces	918	843	9%
Other	564	503	12%

Total sales	$4,314	$4,009	8%

Earnings
Contributions:
U.S. Soup, Sauces and Beverages	$491	$511	-4%
Baking and Snacking	93	84	11%
International Soup and Sauces	125	118	6%
Other	94	85	11%

Total operating earnings	803	798	1%
Unallocated corporate expenses	(33)	(55)

Earnings before interest and taxes	770	743	4%
Interest, net	(89)	(85)
Taxes on earnings	(216)	(212)

Net earnings	$465	$446	4%

Net earnings per share — assuming dilution	$1.13	$1.08	5%

CAMPBELL SOUP COMPANY CONSOLIDATED
BALANCE SHEETS (unaudited)
(millions)

	January 30,	February 1,
	2005	2004
Current assets	$1,674	$1,541
Plant assets, net	1,917	1,871
Intangible assets, net	3,156	3,081
Other assets	327	303

Total assets	$7,074	$6,796

Current liabilities	$2,219	$2,502
Long-term debt	2,552	2,566
Nonpension postretirement benefits	292	301
Other liabilities	672	559
Shareowners’ equity	1,339	868

Total liabilities and shareowners’ equity	$7,074	$6,796

Total debt	$3,128	$3,474

Cash and cash equivalents	$51	$41

Reconciliation of GAAP and Non-GAAP Financial Measures

Campbell Soup Company uses certain “non-GAAP” financial measures as defined by the Securities and Exchange Commission in certain communications. The “non-GAAP” financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. The items include the following:

•	Earnings per share (EPS), excluding restructuring related costs and one-time items

The table below reconciles earnings per share, presented in accordance with GAAP, to earnings per share excluding restructuring related costs and other one-time items.

Fiscal Year Ended
August 1,
2004
As reported earnings per share	$1.57
Add: Restructuring related costs (1)	0.05
Deduct: Gain on litigation settlement (2)	(0.02)
Gain on sale of property (3)	(0.02)

Earnings per share, excluding restructuring related costs and one-time items	$1.58

(1)	The costs relate to the worldwide cost savings initiatives and Australian distribution and logistics realignment announced on June 24, 2004.

(2)	The gain relates to the settlement of a class-action lawsuit involving ingredient suppliers.

(3)	The gain relates to the sale of an idle facility in California.

The company believes that earnings per share excluding certain restructuring related costs and certain other transactions not considered to be part of the ongoing business are a better indicator of the true performance of the business. Consequently, the company believes that investors may be able to better understand earnings if these transactions are excluded from the results.